Exhibit 99.7

Transactions in Securities of the Issuer During the Past Sixty Days

The following table sets forth all transactions with respect to shares of Common Stock effected in the last sixty days by any of the Reporting Persons or on behalf of any of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on February 18, 2016. All such transactions were purchases or sales of shares of Common Stock effected in the open market through brokers, and the table excludes commissions paid in per share prices.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Retail Opportunity Fund, LP

Common Stock	30,275	1.739	(1)	01/27/2016
Common Stock	2,600	1.5729	(2)	01/28/2016
Common Stock	34,219	1.7041	(3)	02/01/2016
Common Stock	85,189	1.6989	(4)	02/02/2016
Common Stock	64,242	1.7179	(5)	02/03/2016
Common Stock	98,358	1.7986	(6)	02/04/2016
Common Stock	24,589	1.7986	(7)	02/04/2016
Common Stock	21,634	1.5174	(8)	02/08/2016
Common Stock	50,151	1.538	(9)	02/18/2016

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.705 to $1.76, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.56 to $1.60, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.685 to $1.73, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.64 to $1.75, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.615 to $1.73, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.78 to $1.80, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.1775 to $1.80, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(8)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.49 to $1.54, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(9)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.525 to $1.56, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Capital Management, LLC

Common Stock	505	1.739	(1)	01/27/2016
Common Stock	581	1.7041	(2)	02/01/2016
Common Stock	1,422	1.6989	(3)	02/02/2016
Common Stock	1,073	1.7179	(4)	02/03/2016
Common Stock	1,642	1.7986	(5)	02/04/2016
Common Stock	411	1.7986	(6)	02/04/2016
Common Stock	(200)	1.79		02/04/2016
Common Stock	900	1.75		02/05/2016
Common Stock	366	1.5174	(7)	02/08/2016
Common Stock	849	1.538	(8)	02/18/2016

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.705 to $1.76, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.685 to $1.73, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(3)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.64 to $1.75, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.615 to $1.73, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.78 to $1.80, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.775 to $1.80, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.49 to $1.54, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.525 to $1.56, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.